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Exhibit 10.34

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPERATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

DYNEGY LIQUIDS MARKETING AND TRADE ("DYNEGY") 1000 Louisiana, Suite 5800 Houston, Texas 77002-5050 Telephone: (713) 57-6400 Telecopy: (713)507-3715	DYNEGY Raw Product Purchase Agreement ("Agreement")

Seller:	MarkWest Energy East Texas Gas Company L.P. ("MarkWest")	Confirming Arrangements Made Between: John Mollenkopf MarkWest Representative:		Date: February 11, 2005
Address:	155 Inverness Drive West, Suite 200 Englewood, CO 80112-5000	And:	David Peterson Dynegy Represenatative
		Dynegy Contract No.		MarkWest Contract No.
1.
Term: Dynegy, will purchase and MarkWest will sell all of MarkWest's Carthage gas processing plant situated in Panola County, Texas (the "Plant") output volumes of Raw Product to which MarkWest is entitled to as a plant owner and/or operator, during a period of ten years commencing the beginning of the month in which MarkWest first delivers "on-spec" NGL Raw Product from its Plant into the West Test LPG Pipeline (the "Primary Term"), and shall continue the purchase and sale of such Raw Product from year to year thereafter unless and until canceled by either party hereto at the end of the Primary Term or any yearly anniversary thereafter by either party giving notice to the other party not less than ninety (90) days prior to the end of the Primary Term or subsequent yearly period, as applicable, of its intent to cancel this Agreement.

Location
2.	Product Description	Approx. Volume (net @ 60 F)	Measurement Unit Basis (see 3)		Origin	Destination	Del. Meth. (see 4)	Price (Centsl Gallon)	FOB

	NGL Raw Product	** barrels per day	Bbl.	M	MarkWest's Carthage, TX Gas Plant	Mont Belvieu, Texas	P	See Attachment A	See Attached
3.
Measurement Basis: V = Volumetric per API Tables 23 and 24 or 23A and 24A or 5A and 6A             M = Mass per GPA 8182

4.
Delivery Method: B = Barge; C = Tank Car; I = Inventory Transfer; P = Pipeline; S = Ship; T = Truck; O = Other

5.
FOB Location:    O = Origin         D = Destination

6.
Product:        ☐ Stenched         ☒ Unstenched

7.
MarkWest to send statements, invoices and shipping documentation to:

    Dynegy Liquids Marketing and Trade
    1000 Louisiana, Suite 5800
    Houston, Texas 77002-5050

8.
Terms of Payment: See Attachments A and B.

9.
Special Provisions: See Attachments A.

10.
In addition to the above terms and conditions, the terms and conditions set forth in Attachment A (Volumes, Pricing, & Special Terms), and Attachment B (General Terms and Conditions) are attached hereto, are incorporated herein by reference and made a part of this Agreement for all purposes as though copied herein in their entirety. Any conflict between the provisions in Attachments A and B and the above terms of this first page of this Agreement, shall be resolved, in the following order of priority: (I) first, Attachment A; (ii) second, this first page of this Agreement; and (iii) third, Attachment B. If you are in agreement with the foregoing terms and conditions, including Attachments A and B, please so indicate by signing below and returning one copy of this Agreement to the above named Dynegy's representative at the above address.

Accepted and Agreed to:		Accepted and Agreed to:

MarkWest Energy East Texas Gas Company L.P.		Dynegy Liquids Marketing and Trade
By:	/s/ Frank M. Semple	By:	/s/ Bruce Williamson
Title:	Frank M. Semple, President and CEO	Title:	Bruce Williamson, CEO

 ATTACHMENT A—VOLUMES, PRICING AND SPECIAL TERMS

to

Raw Product Purchase Agreement

A.
Delivery Obligations & Volume:    MarkWest agrees to sell to Dynegy and deliver or cause to be delivered to Dynegy or its designee and Dynegy agrees to purchase and accept, subject to Attachment B, Sections 9 and 10, MarkWest's right, title and interest in and to all of the Raw Product (as such term is defined in Attachment B) produced at the Plant to which MarkWest is entitled as a plant owner and/or operator. MarkWest agrees that this Agreement, and its delivery obligations hereunder, shall run with MarkWest's ownership and operator interests in the Plant and MarkWest shall not assign, sell or transfer any portion of its ownership interest in the Plant without also requiring the assignee thereof to assume and agree, in writing, to perform MarkWest's obligations under this Agreement. It is estimated that the Raw Product to be delivered hereunder will be approximately ** barrels per day when the Plant is operating in the "ethane recovery" mode and approximately ** barrels per day when the Plant is operating in the "ethane rejection" mode, provided, however, that the parties understand that this Agreement ** (as such term is defined in ** and provides for ** of the ** during the Term hereof, and that the **, and there **. Nothing in this Agreement shall be construed to require MarkWest to deliver any definite amount of Raw Product and nothing in this Agreement shall preclude MarkWest from operating or not operating the Plant, in any manner that it deems prudent or advisable. The Raw Product sold and purchased hereunder shall be delivered to Dynegy at the point (the "Point of Delivery") where Raw Product produced at the Plant is delivered into the West Texas LPG Pipeline Limited Partnership ("WTPL") pipeline system.

  It is understood and agreed that in addition to meeting the specifications referenced in Section 9 of Attachment B (Quality and Testing), such Raw Product sold to Dynegy under this Agreement shall contain no concentrations of any substance or contaminants that would make the commingled WTPL stream or the NGL products fractionated from such commingled stream commercially unacceptable in general industry application. The parties shall use commercially reasonable effort to nominate, deliver, and receive, as applicable, Raw Product on a generally ratable daily basis; it being understood and agreed however, that variations between the volumes nominated, taken, or delivered may occur.

B.
Pricing:    Dynegy shall pay to MarkWest for the Raw Product delivered to Dynegy hereunder, a purchase price ("Price") equal to the applicable OPIS Monthly Index (as defined in Subsection B.1. below) for each gallon of each NGL Component (as such term is defined in Attachment B and as reported on month-end WTPL reports) contained therein less (i) Transportation Costs as defined in Subsection B.2. below; and (ii) Fractionation Costs, as defined in Subsection B.3. below.

1.
OPIS Monthly Index means the monthly average of the daily high and low prices per gallon, for the month of delivery, as quoted by the Oil Price Information Service ("OPIS") for ** under ** using (i) the ** for the propane, isobutane, normal butane, and natural gasoline NGL Components; and (ii) the ** for the ethane NGL Component. Should any of the indices referenced above be discontinued, the parties shall mutually agree upon a comparable successor index and/or publication.

2.
Transportation Costs shall mean the total transportation costs incurred by Dynegy or its designees ** from the ** to **; including, without limitation, ** in connection with such transportation, including charges imposed for ** and charges assessed **. Dynegy or its assignee shall be the shipper on WTPL and will therefore ** as well as **.

  3.
  Fractionation Costs, in cents per gallon, shall be determined on a monthly basis, using the following formula:

Fractionation Fee	=**
Where:
Gas Price	=	The ** of INSIDE FERC'S GAS MARKET REPORT, for natural gas for the month in which the Fractionation Fee is being computed.
Elec	=	The combined average cost of purchased electricity, in cents per kilowatt hour, at ** during the preceding month.
CPI-U	=
The latest available Consumer Price Index, All Urban Consumers—("CPI-U"). U.S. city average, All Items. 1982-84 = 100 (Unadjusted) as published by the United States Bureau of Labor Statistics (the "BLS") or any successor agency thereto ("CPI—Index"). The CPI—U Index shall be taken from the data published by the Bureau of Labor Statistics either electronically at its then current Internet site or as same is published in hardcopy form.
C.
Fractionation Fee Adjustment:    Dynegy and MarkWest shall have the right to initiate an adjustment to the fixed portion (initially set at ** per gallon) of the Fractionation Fee ("Base Fee") determined in accordance with Section B.3 of this Attachment A ** for the ** of this Agreement, in the following manner:

1.
The party initiating the adjustment must provide written notice of its election to do so at least 120 days prior to the beginning of the ** of this Agreement (such 120 day period being referred to herein as the "Renegotiation Period").

2.
The party providing notice for the Base Fee adjustment shall notify the other party of its proposed new Base Fee ** of the ** of this Agreement **: Dynegy shall ** in ** and ** with an **, within the twelve month period ending at the beginning of the Renegotiation Period for purchases commencing within (before or after) ** of the Renegotiation Date **. Provided there is a minimum of **, Dynegy shall then **. If there are less than **, the Base Fee shall ** of the ** of the Agreement, with this Adjustment right and the Renegotiation Period to be ** for **. and likewise **, or the Agreement expires or terminates, provided however, that there shall be no more than one such adjustment of the Base Fee for the full term of this Agreement.

3.
Subject to Section 5 below, the new Base Fee will be determined such that, using such new Base Fee, the resulting Fractionation Fee will be equal to the ** in the previous item 2. The new Base Fee shall in no event exceed a value of ** per gallon. If Dynegy is the initiating party, Dynegy shall ** such new Base Fee in its notice initiating the Base Fee adjustment. If MarkWest is the initiating Party, Dynegy shall ** such new Base Fee within 30 days after Dynegy's receipt of MarkWest's notice.

4.
**, shall be ** where:

a.
the NGL raw product purchased thereunder is being fractionated in ** and the purchaser is responsible for the pipeline line fill;

b.
the monthly volumes of NGL raw product projected to be delivered under the contract is within a range of from a low of ** to a high of ** of the ** during the 12 consecutive months immediately preceding the Renegotiation Period;

2

    c.
    the composition of the NGL raw product being, or to be, delivered under the contract ** and is of a ** the Raw Product sold hereunder; and

    d.
    the term of such contract is equal to or greater than **.

  5.
  Should MarkWest wish to dispute ** the Base Fee adjustment, MarkWest shall notify Dynegy of such dispute within 30 days of MarkWest's receipt of Dynegy's written notice **. MarkWest and MarkWest's employee and representatives will not **, but MarkWest shall retain, at its sole cost and expense, a certified public accounting firm, independent from MarkWest, which shall review ** data and information pursuant to a written non-disclosure agreement, shall audit same against the above Fractionation Fee adjustment provisions and shall advise the parties as to whether it agrees or disagrees with ** the new Base Fee and, if it disagrees with same, shall present its determination of what the adjusted Base Fee should be. If such independent accounting firm's ** then **. Any proceeding to resolve a dispute between the MarkWest and Dynegy hereunder shall give due regard to the ** and MarkWest agrees to the use of similar non-disclosure procedures in any such a proceeding designed to prevent both public disclosure and disclosure to MarkWest of the **.

D.
Invoicing:    Each month, Dynegy shall provide MarkWest with a statement setting forth full details of the NGL Components contained in the Raw Product delivered and purchased hereunder during the preceding month, the amount due to MarkWest for such purchased Raw Product and any other charges, credits or adjustments due under the terms hereof. Dynegy shall pay MarkWest for all Raw Product delivered by MarkWest to Dynegy or its designee at the Point of Delivery as provided for herein.

E.
Payment Terms:    During the Term of this Agreement, Dynegy shall pay MarkWest for Raw Product delivered hereunder, by electronic funds transfer of immediately available funds to the following account:

    MarkWest Energy East Texas Gas Company LP

    **

  such payments to be made in accordance with the following schedule:

	Wire Transfer Due	For Product Moved On
**	**	**

  Payment amounts shall be determined ** for the time period for which the payment covers. A true-up of monthly payment amounts shall be performed within five (5) days of the end of each calendar month based WTPL's month-end volume report. True-up amounts shall be credited or deducted against the next payment, or if no further payment is required, then paid by the party owing such amount within ten days of the true-up.

  In the event of ** and in any event ** during the term of this Agreement, payment terms hereunder ** by the parties, in order to ** to be **. MarkWest agrees that if ** or that if ** MarkWest shall ** as MarkWest **. In addition, the parties shall review other financial assurance mechanisms and consider in good faith appropriate sharing or allocation of costs of such mechanisms, which alone, in conjunction with improved credit standing or rating, or ability of either party to assume additional risk through size, can be utilized to require **.

F.
Adequate Assurance:    If MarkWest has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Dynegy (including, without limitation, the occurrence of a material change in the operating or financial conditions of Dynegy), MarkWest may demand Adequate Assurance of Performance. "Adequate Assurance of Performance" shall mean sufficient security in the form, amount and for the term reasonably acceptable to MarkWest, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security), and MarkWest may suspend deliveries to Dynegy until Adequate Assurance of Performance reasonably acceptable to MarkWest is provided.

3

 ATTACHMENT B—GENERAL TERMS AND CONDITIONS

to

Raw Product Purchase Agreement

1.     DEFINITIONS

        As used herein, the following terms shall be given the following meanings:

  A.
  "Dynegy" shall mean the party purchasing Raw Product under this Agreement.

  B.
  "NGL Component" shall mean each of the five individual hydrocarbon constituents contained in the Raw Product including ethane, propane, isobutane, normal butane, and natural gasoline

  C.
  "Pipeline" shall mean the natural gas liquids or Raw Product pipeline through which the Raw Product is being transported and at which or, (with regard to in line transfers) in which, the Raw Product is being delivered, in accordance with Section 4 below.

  D.
  "Raw Product" shall mean a mixture of liquid hydrocarbons extracted in MarkWest's gas processing Plant.

  E.
  "MarkWest" shall mean the party selling Raw Product under this Agreement.

  F.
  "WTPL" shall mean the party transporting Raw Product under this Agreement.

2.     REPRESENTATIONS AND WARRANTIES

  A.
  MarkWest represents and Warrants to Dynegy that:

  1.
  MarkWest has title to the Raw Product delivered by it hereunder and the right to deliver same, and MARKWEST AGREES TO INDEMNIFY, DEFEND AND HOLD DYNEGY HARMLESS FROM AND AGAINST ANY LOSS, CLAIM OR DEMAND BY REASON OF ANY FAILURE OF SUCH TITLE OR BREACH OF THIS WARRANTY; and

  2.
  Raw Product delivered hereunder shall be sold and delivered in full compliance with all applicable federal and state laws, rules and regulations and all Presidential Proclamations which may be applicable thereto.

  B.
  Dynegy represents and Warrants to MarkWest that:

  1.
  Dynegy is knowledgeable and aware that the Raw Product delivered hereunder is hazardous materials and that Dynegy is sophisticated and knowledgeable (i) of the hazards and risks associated with such Raw Product, and (ii) the handling, receipt, transportation, storage and use of such Raw Product; and

  2.
  Raw Product received hereunder shall be purchased, received and accepted in full compliance with all applicable WTPL specifications, federal and state laws, rules and regulations and all Presidential Proclamations that may be applicable thereto.

3.     WAIVER OF CONSUMER RIGHTS

  EACH PARTY EXECUTING THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS, IF ANY, UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., EXCEPT FOR SECTION 17.555 TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH PARTY EXECUTING THIS AGREEMENT VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, EACH PARTY EXECUTING THIS AGREEMENT HEREBY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT (i) SUCH PARTY'S LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY THE OTHER PARTY OR BY AN AGENT OF SUCH OTHER PARTY, AND

  (ii) NEITHER PARTY EXECUTING THIS AGREEMENT IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

4.     DELIVERY

  Delivery shall be deemed to have been completed when the Raw Product has passed the downstream flange of the meter metering the Raw Product into WTPL's pipeline system.

5.     QUANTITY

  The quantities of Raw Product to be sold and purchased hereunder are set forth in Attachment A of this Agreement.

6.     PASSAGE OF TITLE

  Title to and risk of loss associated with the Raw Product shall pass from MarkWest to Dynegy upon completion of delivery, as provided for in Section 4 of this Attachment B. Notwithstanding the foregoing, title to, and risk of loss associated with, Raw Product that fails to meet the required specifications shall revert back to MarkWest upon proper and timely notice of rejection or non-acceptance of the Offspec Raw Product.

7.     MEASUREMENT

  Measurement shall be performed by WTPL in the manner customarily utilized at the Point of Delivery in accordance with one of the following alternatives.

  A.
  On all deliveries into/out of tank cars, the quantity shall be determined by official tank car capacity tables, meters with no vapor return, or by weighing, in accordance with GPA Publication 8162, 8173 and all revisions thereof.

  B.
  On all deliveries into/out of transport and tank truck equipment, quantities shall be determined by meter with no vapor return, slip tube, rotary gauging device or weighing, in accordance with GPA Publication 8162, all appropriate GPA and API standards and all revisions thereof which are incorporated herein for all purposes by this reference.

  C.
  On all deliveries into/out of pipelines, quantity shall be determined by turbine or positive displacement pipeline meter in accordance with API Manual of Petroleum Measurement Standards.

  D.
  On all deliveries into/out of ships or barges, quantity shall be determined by hand gauging and record static shore tank measurements, unless otherwise agreed.

  E.
  Any turbine or positive displacement meters used for quantity determinations shall not allow vapor return.

  F.
  All quantities shall be corrected to 60 degrees Fahrenheit and equilibrium vapor pressure of the Raw Product at 60 degrees Fahrenheit.

  G.
  Volume and compressibility correction factors shall be determined from referenced API tables or computer programs used to generate these tables.

  Measurements performed and provided by WTP shall be binding for the purposes of this Agreement.

8.     CLAIMS

  All claims by ** shall be made ** of ** or same shall be ** with respect thereto.

9.     QUALITY AND TESTING

  All Raw Product delivered under this Agreement shall meet the specifications of WTPL applicable to its receipt at the Point of Delivery hereunder. MarkWest may be required to furnish WTPL, on Dynegy's behalf as shipper, with a certificate setting forth the specifications of each shipment of Raw Product to be transported in WTPL's facilities. MarkWest acknowledges that WTPL reserves the right to: (i) refuse to accept any Raw Product for transportation which does not meet WTPL's specifications or which is not good merchantable "LPG" readily susceptible for transportation through WTPL's existing facilities and (ii) to sample and/or test any shipment of Raw Product prior to acceptance or during receipt of same, and in the event of variance between Shipper's certificate and WTPL's test, the latter shall prevail.

10.   OFFSPEC RP

  In the event MarkWest's Raw Product is contaminated or otherwise fails to conform to the required specifications ("Offspec RP"), either party may timely notify the other party of any such failure, and the parties will mutually agree upon a discounted price for such Offspec RP to reflect (i) its diminution in value, if any, from Raw Product meeting the required specifications hereof or (ii) MarkWest shall pay Dynegy the actual cost incurred by Dynegy in handling such Offspec RP. In addition, MarkWest shall immediately undertake and diligently pursue such acts as may be necessary to correct such failure so as to deliver Raw Product conforming to the required specifications; but nothing contained in this Section shall be construed to affect Dynegy's right, at any time and from time to time, to timely reject any Raw Product not conforming to said specifications and to refuse or suspend receipt until it is established to Dynegy's reasonable satisfaction that subsequent deliveries of Raw Product will conform to said specifications. MarkWest shall be responsible for all reasonable costs and expenses associated with return or proper disposition of timely rejected Offspec RP. MARKWEST AGREES TO INDEMNIFY AND HOLD HARMLESS DYNEGY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND CONTRACTORS, FROM ALL ACTUAL LOSSES, COSTS, EXPENSES, CLAIMS (INCLUDING, WITHOUT LIMITATION, PERSONAL INJURY OR PROPERTY DAMAGE CLAIMS), DAMAGES, AND CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS OF COURT (COLLECTIVELY, THE "LOSSES") INCURRED BY DYNEGY, its OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTOR'S, TO THE EXTENT CAUSED BY OR ARISING OUT OF THE DELIVERY TO DYNEGY OF RAW PRODUCT THAT FAILS TO MEET THE REQUIRED SPECIFICATIONS WHICH ARE UNKNOWINGLY ACCEPTED BY DYNEGY OR ANY OF ITS AFFILIATES OR DESIGNEES.

11.   INSPECTION

  Each party shall be entitled to have its representatives present during all loadings, unloadings, tests and measurements involving delivery of Raw Product under this Agreement. Either party may secure an independent reputable and certified outside inspector(s) to perform gauging, sampling, and testing up to four (4) times during the term hereof, in which event such inspector's determinations shall be conclusive and binding on the parties. Payments for such outside inspector's services will be shared equally among the parties unless some other arrangement for payment is mutually agreed upon.

12.   FORCE MAJEURE

  A.
  If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement due to Force Majeure, then upon the affected party (referred to in this Section as the "Excused Party") giving prompt notice and full particulars of such Force Majeure to the other party, the obligations of that Excused Party shall be suspended, to the extent so affected by the Force Majeure, for the duration of such inability to perform, but for no longer period, and such cause and its impacts shall, so far as possible, be remedied with all reasonable dispatch. Neither MarkWest nor Dynegy shall be liable for any delay or failure in performance if and to the extent such delay or failure in performance is a result of Force Majeure, except for the performance of any payment obligation that has accrued prior to the Force Majeure event. Notwithstanding the foregoing, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

  B.
  "Force Majeure" shall mean any act, event or circumstance, whether of the kind described herein or otherwise, that is not reasonably within the control of, does not result from the negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence by, the party claiming Force Majeure and that prevents or delays in whole or in part such party's performance of any one or more of its obligations under this Agreement. It may include circumstances of the following kind, provided that such circumstances satisfy the definition of Force Majeure set forth above:

  (i)
  fire, flood, atmospheric disturbance, lightning, storm, hurricane, cyclone, typhoon, tidal wave, tornado, earthquake, volcanic eruption, landslide, soil erosion, subsidence, washout, epidemic or other natural disaster;

  (ii)
  acts of war (whether declared or undeclared), invasion, armed conflict, embargo, revolution, sabotage, terrorism or threat thereof, riot, civil war, blockade, insurrection, acts of public enemies, or civil disturbances;

  (iii)
  ionizing radiation or contamination, radioactivity from any nuclear fuel or from any nuclear waste or from the combustion of nuclear waste from the combustion of nuclear, radioactive, toxic, explosive or other hazardous properties of any explosive assembly or nuclear component;

  (iv)
  pressure waves caused by aircraft or other aerial devices traveling at sonic or supersonic speeds;

  (v)
  strike, lockout, or other industrial disturbances;

  (vi)
  acts after the date hereof of a governmental entity, agency, national, port, or other local authority having jurisdiction, including, without limitation, the issuance or promulgation of any court order, law, statute, ordinance, rule, regulation, or directive, the effect of which would prevent, delay, or make unlawful a Party's performance hereunder, or would require such Party, in order to comply with said act, to take measures which are unreasonable in the circumstances;

  (vii)
  inability to obtain, or suspension, termination, adverse modification, interruption, or inability to renew, any servitude, right of way, easement, permit, license, consent, authorization, or approval of any governmental entity, agency, national, port or other local authority having or asserting jurisdiction; or

  (viii)
  breakdown or destruction of facilities or equipment, subject to Section 12.C.(i) below; including, without limitation, lack of sufficient brine or brine handling capacity where the Product is being delivered into or out of subsurface storage;

  C.
  Notwithstanding the foregoing provisions of this Section 12, Force Majeure shall not include:

  (i)
  the breakdown or failure of equipment or machinery operated by the Excused Party or its Affiliates to the extent caused by (A) normal wear and tear that could have been avoided by the exercise of reasonable care and diligence, or (B) the failure to use prudent maintenance and operating procedures;

  (ii)
  the non-availability or lack of funds or failure to pay money when due, on the part of the Excused Party or its Affiliates, except for failures to pay money caused by Force Majeure affecting all reasonable means of payment, in which event, on the cessation of such Force Majeure, the Excused Party shall pay, in addition to the amounts due hereunder, interest on such amounts due calculated from the due date to the date of payment;

  (iii)
  the withdrawal, denial or expiration of or failure to obtain any approval or consent of any national or local governmental authority, agency or entity acting for or on behalf thereof, (A) to the extent the Excused Party or its affected Affiliate could have reasonably applied for and obtained, maintained or extended, any such approval or consent; or (B) caused by the failure of the Excused Party or its Affiliates to observe the terms and conditions of any existing approval or consent or other requirement of law; or

  (iv)
  as to Dynegy, loss of market, a downturn in the market price for the Raw Product, failure or inability of Dynegy to resell or otherwise dispose of such Raw Product, or any other similar cause or causes.

13.   INDEMNITIES

  A.
  MARKWEST AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW AND REGARDLESS OF THE PRESENCE OR ABSENCE OF INSURANCE, TO DEFEND, INDEMNIFY AND HOLD DYNEGY, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY'S FEES,) OR ANY LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE WHICH OCCUR BEFORE OR AT THE TIME OF DELIVERY OF RAW PRODUCT TO DYNEGY UNDER THIS AGREEMENT AND ARISE IN CONNECTION WITH MARKWEST'S OR ITS REPRESENTATIVE'S OR AGENT'S OPERATIONS, LOADING, TRANSPORTATION, STORAGE, OR HANDLING OF RAW PRODUCT COVERED BY THIS AGREEMENT; PROVIDED, HOWEVER, MARKWEST'S INDEMNITY OBLIGATION SHALL NOT APPLY TO THE EXTENT THAT THE DYNEGY'S NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE A CAUSE OF SUCH INJURIES OR DAMAGES.

  B.
  DYNEGY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW AND REGARDLESS OF THE PRESENCE OR ABSENCE OF INSURANCE, TO DEFEND, INDEMNIFY AND HOLD MARKWEST, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY'S FEES,) OR ANY LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE WHICH OCCUR AFTER DELIVERY OF RAW PRODUCT TO DYNEGY UNDER THIS AGREEMENT AND ARISE IN CONNECTION WITH DYNEGY'S OR ITS REPRESENTATIVE'S, AGENTS OR CUSTOMER'S TRANSPORTATION, STORAGE, OR HANDLING OF RAW PRODUCT COVERED BY THIS AGREEMENT; PROVIDED, HOWEVER, DYNEGY'S INDEMNITY OBLIGATION SHALL NOT APPLY TO THE

    EXTENT THAT THE MARKWEST'S NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE A CAUSE OF SUCH INJURIES OR DAMAGES.

14.   ASSIGNMENT

  This Agreement may be assigned by either party to any of its affiliates or any party that is the transferee or successor to all or substantially all of the assets of the assigning party. Any other assignment of this Agreement shall require the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld or delayed. For the purpose of this Agreement, the term "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control. "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust, or other organization of any nature or kind.

15.   NOTICE

  Any notice, claim, demand or other correspondence hereunder shall be in writing and shall be delivered personally, by mail, by fax, by telex, or by telegram to the party's address set forth in the Agreement, unless changed by notice. Such notice, claim, demand or correspondence shall be deemed to have been given on the date of the delivery thereof to the party receiving such notice.

16.   AUDIT

  For a period of twenty four (24) months from the date of any statement or invoice, each party and its duly authorized representatives shall have access to the accounting records and other documents maintained by the other party which relate to the Raw Product being delivered under this Agreement and any other matters covered by this Agreement and shall have the right to audit such records and other documents once a year in the offices of the party to be audited at any reasonable time or times upon at least fifteen (15) days prior written notice Neither party shall make claim on the other for any adjustment after twenty-four (24) month period of the date of any statement or invoice. Neither party shall make claim on the other for any adjustment after a period of twenty four (24) months elapses from the date of any statement or invoice.

17.   TAXES

  MarkWest shall be responsible for any royalties, overriding royalties, and other payments due or to become due on the hydrocarbons which are subject to this Agreement. MarkWest shall be liable for and shall pay, or cause to be paid, or reimburse Dynegy if Dynegy has paid, all taxes applicable to the sale of Raw Product by MarkWest to Dynegy hereunder. MARKWEST SHALL INDEMNIFY AND HOLD DYNEGY, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, TOGETHER WITH ALL LOSS, DAMAGE AND EXPENSE (INCLUDING COURT COSTS AND ATTORNEYS' FEES) ARISING WITH RESPECT TO THE PAYMENT OF ANY TAXES, ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS DUE OR TO BECOME DUE ON THE HYDROCARBONS WHICH ARE SUBJECT TO THIS

  AGREEMENT AND WHICH MARKWEST IS OBLIGATED TO PAY UNDER THIS AGREEMENT.

18.   LIMITATION OF LIABILITY

  EXCEPT AS EXPRESSLY WARRANTED HEREIN, IT IS EXPRESSLY AGREED THAT MARKWEST MAKES NO WARRANTY, EXPRESSED OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RAW PRODUCT TO BE DELIVERED UNDER THIS AGREEMENT OR AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF SUCH RAW PRODUCT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES.

19.   CONFLICTS OF INTEREST

  No director, employee or agent of either party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. Any representative(s) authorized by either party may, at its sole expense, audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this Article.

20.   CONDUCT OF PARTIES' BUSINESS

  Each party in the performance of this Agreement is engaged in an independent business and nothing herein contained shall be construed as giving either party any right to control the other party in any way in the performance of the other party's business. Neither party shall have any right to exercise control over any of the other party's employees, representatives, agents or contractors of any level except to the extent of any safety requirements for delivery of Raw Product under this Agreement. All employees, representatives, agents or contractors of any level of a party shall be entirely under the control and direction of that party, which shall be entirely responsible for their actions and omissions.

21.   GOVERNING LAW

  THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, INCLUDING THE UNIFORM COMMERCIAL CODE EXCEPT AS OTHERWISE SPECIFIED HEREIN, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULES THAT MAY DIRECT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

22.   CONFIDENTIALITY

  Except as required by law or by order, rule, regulation or decree of any governmental agency or court having jurisdiction, each party shall hold as confidential any information in or obtained in association with this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any information pertaining to or relating to the "tax treatment" or "tax structure" (in each case, within the meaning of the Treasury Regulation Section 1.6011-4, as amended) arising from or in respect of this Agreement and any related transactions contemplated pursuant thereto, shall not be subject to the confidentiality obligation, imposed hereunder.

23.   SEVERABILITY

  The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of any other provisions hereof or this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed to the maximum extent possible as if such invalid provision had not been included herein.

24.   NO THIRD PARTY BENEFICIARY

  Nothing in this Agreement shall entitle any Person other than MarkWest or Dynegy, or their successors or assigns, to any claim, cause of action, remedy or right of any kind relating to the transaction(s) contemplated by this Agreement.

25.   WAIVER

  Waiver by either party of the breach of any provision(s) hereof by the other party shall not be deemed to be a waiver of the breach of any other provision(s) hereof or of any subsequent or continuing breach of such provision(s).

26.   ALTERATIONS

  This Agreement contains the entire agreement of the parties respecting the matters addressed herein and no oral promises, agreements or warranties shall be deemed a part hereof, nor shall any alteration or amendment of this Agreement, or waiver of any of its provisions, be binding upon either party hereto unless the same be in writing and signed by both parties.

27.   DEFAULT

  If an Event of Default (as hereafter defined) occurs with respect to a party (the "Defaulting Party") at any time during the term of this Agreement, the other party (the "Non-Defaulting Party") may, in its sole discretion, do any or all of the following: (i) suspend performance under this Agreement until such Event of Default has been cured; (ii) accelerate and liquidate the Defaulting Party's obligations under this Agreement by establishing, and notifying the Defaulting Party of a date on which this Agreement shall terminate (which date shall be no earlier than the date that notice of same is given to the Defaulting Party) ("Early Termination Date"); and/or (iii) exercise such other remedies as may be provided in this Agreement or at law or in equity. An event of default with respect to any party ("Event of Default") shall mean any of the following: (a) the failure of either party to make when due, any payment required hereunder if such failure is not remedied within five (5) business days after notice of such failure is given to the Defaulting Party by the Non-Defaulting Party; (b) the failure of either party to comply with any or all of its other respective material obligations as herein set forth and such noncompliance is not cured within five (5) business days after notice thereof to Defaulting Party; (c) failure to provide adequate security for or assurance of its ability to perform its further obligations under this Agreement within 72 hours (but at least one (1) business day), of a reasonable written request by the Non-Defaulting Party and upon reasonable grounds of insecurity; or (d) either party (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, (ii) has such a petition filed against it (and such petition is not withdrawn or dismissed within thirty (30) days after such filing), (iii) makes any general assignment or any general arrangement for the benefit of creditors, or otherwise becomes insolvent or is unable to pay its debts as they become due.

  Each Party reserves to itself all rights, setoffs, counterclaims, and other remedies and defenses to the extent not expressly denied or waived herein which such Party has or may be entitled to, arising from or out of this Agreement.

  The remedies set forth in this section are in addition to any other right or remedy given in this Agreement or now or hereafter existing at law or in equity or by statute, and the exercise of the remedies in this section shall not be deemed a waiver or relinquishment by said Non-Defaulting

  Party of its right to recover any damages resulting from the other party's breach including those that relate to the period after any such termination.

  The parties agree that this transaction constitutes a "forward contract" and that the parties shall constitute "forward contract merchants" within the meaning of the United States Bankruptcy Code 11 U.S.C. Section 101 (25) and (26), respectively.

28.   PRINCIPLES OF CONSTRUCTION AND INTERPRETATION.

  In construing this Agreement, the following principles shall be followed:

  A.
  No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement, the parties hereby acknowledging and agreeing that the terms and conditions of this Agreement were freely negotiated and drafted by the parties and the parties expressly agreeing that in the event of any ambiguity in any of the terms and conditions of this Agreement, including any Attachments, Exhibits or Schedules hereto, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same;

  B.
  Examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

  C.
  All references to "Sections," "Paragraphs" and "Attachments" shall mean Sections, Paragraphs and Attachments of this Agreement unless the context expressly indicates otherwise;

  D.
  All titles and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement;

  E.
  The word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

  F.
  The plural shall be deemed to include the singular and vice versa, as applicable.

QuickLinks

  Exhibit 10.34
ATTACHMENT A—VOLUMES, PRICING AND SPECIAL TERMS to Raw Product Purchase Agreement
ATTACHMENT B—GENERAL TERMS AND CONDITIONS to Raw Product Purchase Agreement